VAN KAMPEN GOVERNMENT SECURITIES FUND


A Joint Special Meeting of the Shareholders of the Fund was held on December 15, 1999 where shareholders voted on the election of Trustees and the ratification of PricewaterhouseCoopers LLP, as the independent public accountants. With regard to the election of J. Miles Branagan, as elected trustee by the shareholders of the Fund, 101,248,828 shares were voted in the affirmative and 2,132,811 shares were withheld. With regard to the election of Jerry D. Choate, as elected trustee by the shareholders of the Fund, 101,177,545 voted in the affirmative and 2,204,094 shares were withheld. With regard to the election of Linda Hutton Heagy, as elected trustee by the shareholders of the Fund, 101,234,704 shares were voted in the affirmative and 2,146,936 shares were withheld. With regard to the election of R. Craig Kennedy, as elected trustee by the shareholders of the Fund, 101,266,757 shares were voted in the affirmative and 2,114,883 shares were withheld. With regard to the election of Mitchell M. Merin, as elected trustee by the shareholders of the Fund, 101,175,962 shares were voted in the affirmative and 2,205,678 shares were withheld. With regard to the election of Jack E. Nelson, as elected trustee by the shareholders of the Fund, 101,197,425 shares were voted in the affirmative and 2,184,214 shares were withheld. With regard to the election of Richard F. Powers, III, as elected trustee by the shareholders of the Fund, 101,156,936 shares were voted in the affirmative and 2,224,704 shares were withheld. With regard to the election of Phillip B. Rooney, as elected trustee by the shareholders of the Fund, 101,180,357 shares were voted in the affirmative and 2,201,282 shares were withheld. With regard to the election of Fernando Sisto, as elected trustee by the shareholders of the Fund, 101,169,328 shares were voted in the affirmative and 2,212,312 shares were withheld. With regard to the election of Wayne W. Whalen, as elected trustee by the shareholders of the Fund, 101,271,504 shares were voted in the affirmative and 2,110,136 shares were withheld. With regard to the election of Suzanne H. Woolsey, as elected trustee by the shareholders of the Fund, 101,223,608 shares were voted in the affirmative and 2,158,031 shares were withheld. With regard to the election of Paul G. Yovovich, as elected trustee by the shareholders of the Fund, 101,265,631 shares were voted in the affirmative and 2,116,009 shares were withheld. With regard to the ratification of KPMG LLP to act as independent public accountants for the Fund, 100,421,409 shares were voted in the affirmative and 633,649 shares were voted against the proposal and 2,326,581 shares abstained from voting.